UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2020

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 27, 2020 (the “Annual Meeting”). Stockholders acted on items of business at the Annual Meeting. The voting results are as follows:

1.      The following nominees for Director were elected to serve until the 2021 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory E. Aliff	36,480,219	223,236	124,894	5,617,024
Terry P. Bayer	35,071,629	1,636,786	119,934	5,617,024
Shelly M. Esque	36,199,955	516,804	111,590	5,617,024
Martin A. Kropelnicki	36,454,590	257,772	115,987	5,617,024
Thomas M. Krummel, M.D.	34,599,649	2,109,649	119,051	5,617,024
Richard P. Magnuson	34,955,268	1,749,016	124,065	5,617,024
Scott L. Morris	35,105,397	1,595,108	127,844	5,617,024
Peter C. Nelson	35,788,894	916,306	123,149	5,617,024
Carol M. Pottenger	36,160,220	560,476	107,653	5,617,024
Lester A. Snow	34,983,015	1,721,179	124,155	5,617,024
Patricia K. Wagner	36,550,766	169,654	107,929	5,617,024

2.       The proposal for an advisory vote on the compensation paid to the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,246,205	2,906,862	675,282	5,617,024

3.      The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2020 was ratified as follows:

Votes For	Votes Against	Abstentions
41,590,478	700,372	154,523

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 27, 2020	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	President & Chief Executive Officer